Drucker, Inc.

January 6, 2003

Crime Prevention Analysis Lab Inc.
Suite 270, 8900 Nelson Way
Burnaby, B.C.   V5A 4W9
Attention:   Ron Fisher, President and COO
Dear Sirs:

Re:       Drucker, Inc. ("Drucker")
          and Crime Prevention Analysis Lab Inc. ("CPAL")

         Further to our discussions today with respect to Drucker's interest in acquiring CPAL, the following outlines the general terms and conditions pursuant to which Drucker shall purchase all the interests of CPAL. In the event that CPAL accepts this offer, as provided herein, the parties shall enter into a definitive agreement (the "Definitive Agreement") which shall, among other things, provide for the following key terms and conditions:

        o Drucker will issue up to 10,000 convertible debentures to CPAL for up to 100% of CPAL with a minimum take-up of 60% of CPAL. Features of the debenture are as follows:
                        o Each debenture is convertible into 3,075 shares of Drucker common share.
                        o       The debenture will pay no interest.
                        o The debenture is redeemable in whole by Drucker any time until March 31, 2003.
                        o       The debenture is not convertible for 90 days
                                (January 1, 2003 to April 1, 2003).
                        o       Thereafter according to an agreed formula.
                        o The debenture will have a floating charge on CPAL only.

        o Drucker will immediately initiate the steps necessary to increase the authorized shares from 50 million to 200 million.

        o CPAL will ensure that sales and marketing efforts are accelerat-ed during this 3 month period.

        o CPAL agrees that liabilities and other indebtedness to share-holders and employees carried on the December 15, 2002 Financial Statements shall be repaid subject to availability of cash.

        o CPAL will provide a list of all rights and patents it owns; as well contracts and agreements, etc in the company.


               950 - 789 West Pender Street, Vancouver, BC V6C 1H2
                    Tel: (604) 689-4407 Fax: (604) 408-8515

        o Drucker has 5,542,065 "A" Share Purchase Warrants exercisable at $US 0.40 each. Upon exercise, each Warrant will entitle purchas-er to receive one Drucker share and another Warrant exercisable at US$0.60. Drucker will use these warrants as major source of financing to fund CPAL's growth.

        o       This agreement is effective January 1, 2003.

        o CPAL will represent and warrant to Drucker as set out in Appendix 1.

        o       This agreement is subject to Board approval from both parties.

         Except as may be required by a stock exchange or other trading facility or by any rule, regulation or law of any kind whatsoever which is applicable to any party, while this letter agreement is in effect and for a period of one year thereafter, each party shall keep confidential all discussions and communications between them including, without limitation, all information communicated therein and all written and printed materials of any kind whatsoever exchanged between them.

         We acknowledge that upon acceptance by CPAL, this letter agreement will constitute a binding agreement between the parties. Either party may request that the Definitive Agreement including the terms of this letter agreement and such other representations, warranties, terms and conditions as are generally accepted in the Industry be entered into, but until such definitive agreement is executed and delivered by all parties, this letter agreement will prevail.


Yours very truly,
DRUCKER, INC.


/s/ Gerry Runolfson                 /s/ Ernest Cheung
---------------------               ---------------------
Gerry Runolfson, President          Ernest Cheung, Secretary





THE ABOVE TERMS ARE HEREBY AGREED TO AND ACKNOWLEDGED this 6th day of January, 2003.

CRIME PREVENTION ANALYSIS LAB INCORPORATED


/s/ Ron Fisher                      /s/ Sharon Fisher
---------------------               ---------------------
Ron Fisher, President               Sharon Fisher, CFO

Appendix 1

COMPANY'S REPRESENTATIONS AND WARRANTIES

The Company represent and warrant to the Purchaser, to the best of their knowledge, information and belief after making due inquiry that:

   (a) the Company is a company duly incorporated in British Columbia, Canada in 1999 under the name of Crime Prevention Analysis Lab Inc. The Company is not a reporting company and is a valid and subsisting company in good standing with all regulatory authorities;

   (b) the authorized capital of the Company consists of 15,358,232 Shares with Share Capital of C$1,441,281;

   (c) attached hereto as Schedule 1 are true and complete copies of the Company's financial statements for the period from date of incorporation to Dec. 31, 2001 (audited) and unaudited to Dec. 15, 2002 (the "Company's Financial Statements"). The Company's Financial Statements have been prepared in accordance with severally accepted accounting principles and present fairly the financial position, results of operations and statements of changes in the Company's financial position for the period indicated.

   (d) since December 31, 2001, the Company's business has been operated substantially in accordance with all laws, rules, regulations, orders of competent regulatory authorities, and there has not been:

     (i) any event or change in circumstances that has had, or which the Company may expect to have, a material adverse effect on the Company or its business;

     (ii) any change in liabilities of the Company that has had, or which the Company may expect to have, a material adverse effect on the Company or its business;

     (iii) any incidence, assumption or guarantee of any indebtedness for borrowed money by the Company;

     (iv) any payments by the Company in respect of any indebtedness of the Company for borrowed money or in satisfaction of any liabilities of the Company, other than in the ordinary course of business;

     (v) the creation, assumption or sufferance of the existence of any lien on any assets reflected on the Company Financial Statements;

     (vi) any grant of any severance, continuation or termination pay to any director, officer, stockholder or employee of the Company; or any entering into of an employment, deferred compensation or other similar agreement, or amendment or variation to any such existing agreement;

     (vii) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its books and records;

     (viii) any distribution, dividend or bonus by the Company to any of its respective officers, directors, stockholders or affiliates, or any of their respective affiliates or associates; and

     (ix) any material capital expenditure or commitment by the Company or material sale, assignment, transfer, lease or other disposition of or agreement to sell, assign, transfer lease or otherwise dispose of any asset or property by the Company other than in the ordinary course of business.

   (e) the Shares are free and clear of all liens, claims, charges and encum-brances of every nature and kind whatsoever;

   (f) the Shares are duly authorized, validly issued and outstanding as fully paid and non-assessable shares;

   (g) the Vendors are the sole registered and/or beneficial owners of the Shares and have due and sufficient right and authority to transfer the legal and beneficial title and ownership of the Shares to the Purchaser, and each of the Vendors and the Company has due and sufficient right, power and authority (including any and all necessary corporate and/or shareholder authorizations) to enter into this Agreement on the terms and conditions herein set forth, and this Agreement, when executed and delivered by the Vendors and Company, will constitute a legal and binding obligation of each such party enforceable against it in accordance with its terms;

   (h) no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares or any other shares in the capital of the Company owned by the Vendors or any right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company;

   (i) the Company has the full corporate power and authority to carry on the business presently being carried on by it and as proposed to be carried on by it;

   (j) the Company holds all licenses, software programs and permits as may be requisite for carrying on its business in the manner in which it has heretofore been carried on.

   (k) there are no material liabilities, contingent or otherwise, other than as set forth in Schedule 1 attached hereto;

   (l) at the Time of Closing, the Company shall not have any liabilities, contingent or otherwise, other than those liabilities set forth as in Schedule 2 attached hereto, except that the Company may have further liabilities incurred in its normal course of business for the period from December 31, 2002 to March 31, 2003;

   (m) the books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as at the date hereof and all material financial transactions of the Company relating to its business have been accurately recorded in such books and records;

   (n) no payments of any kind have been made or authorized to or on behalf of the Vendors or any of them or to or on behalf of officers, directors or shareholders of the Company or under any management agreements with the Company which are not recorded in the books or records of the Company or which have not been disclosed in writing to the Purchaser other than payments made in the normal course of business;

   (o) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Company or the Vendors, jointly or severally, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

   (p) to the best of the Vendors' knowledge, the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;



   (q) the Company is not a party to any collective agreement with any labour union or other association or employees and no attempt has been made to organize or certify the employees of the Company as a bargaining unit;

   (r) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

   (s) the Company is not indebted to any employee of the Company or other workers engaged in the business of the Company for any wages or salaries and the Company has not received or been notified of any general wage claims;

   (t) the Company is the sole beneficial owner and has good and marketable title to all its properties and assets free and clear of all liens, mortgages, pledges, deeds of trust, conditional sale agreements, encumbrances, charges or claims of every kind and nature whatsoever;

   (u) the Company has not experienced nor is it aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse affect on its business or the results of its operations;

   (v) neither the Vendors nor any officer, director, employee or shareholder of the Company is now indebted or under obligation to the Company on any account whatsoever; and other than those set forth in Schedule "C" attached hereto the Company is not indebted or under obligation to the Vendors or any officer, director, employee or shareholder of the Company.


 The Vendors hereby jointly and severally represent and warrant to the Purchaser as follows that:

   (a) the Vendors have the capacity to protect their own interests in connection with the acquisition of the common shares of the Purchaser and are capable of evaluating the merits and risks of an investment in the Purchaser by reason of their business and financial knowledge and experience;

   (b) the Vendors are acquiring the convertible debentures of the Purchaser for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Vendors understand that when the convertible debentures are converted into common shares the shares of common stock of the Purchaser have not been, and will not be, registered under the US Securities Act 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Vendors' representations as expressed herein;

   (c) each Vendor acknowledges that the shares of common stock of the Purchaser must be held unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Vendor is aware of the restrictions and limitations on resale of the shares of common stock of the Purchaser into the United States or to a US Person pursuant to the provisions of Regulation S promulgated under the Securities Act. In addition, each Vendor is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resales in the US of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares of common stock of the Purchaser, the availability of certain current public information about the Purchaser, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations;



   (d) each Vendor also acknowledges that the shares of common stock of the Purchaser must be held indefinitely unless subsequently registered under the Securities Act (British Columbia) (the "BC Act") or unless an exemption from such registration is available. Each Vendor is aware that the shares of common stock of the Purchaser are subject to restriction on transferability and resale and may not be transferred or resold in British Columbia or to British Columbia residents except as permitted by the Securities Act (British Columbia) (the "BC Act") and Regulations made under the BC Act;

   (e) each of the Vendors has had an opportunity to discuss the Purchaser's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Purchaser's officers, which questions were answered to the Vendors' satisfaction. Each Vendor has been furnished with or has had access to such information as a sophisticated investor would customarily require to evaluate the merits and risks of the proposed investment together with such additional information as is necessary to verify the accuracy of the information supplied. The Vendors represent and acknowledge that they have been solely responsible for their own due-diligence investigation of the Purchaser and its management and business, for their own analysis of the merits and risks of this investment, and for their own analysis of the terms of the investment, and that in taking any action or performing any role relative to the proposed investment, they have acted solely in their own interest, and that neither they nor any of their agents or employees has acted as an agent, employee, partner or fiduciary of any other person, or as an agent of the Purchaser, or as an issuer, underwriter, broker, dealer or investment advisor relative to this investment;

   (f) each of the Vendors understands that the Purchaser has limited operating history and is in the process of transferring its current business assets and liabilities as referred to in Section 12(p) and Section 12(q) of this Agreement, and that investment in the Purchaser involves substantial risks. The Vendors further understand that the acquisition of the shares of common stock of the Purchaser will be a highly speculative investment. Each of the Vendors is able, without impairing his financial condition, to hold the shares of common stock of the Purchaser for an indefinite period of time and to suffer a complete loss of his investment;

   (g) each of the Vendors agrees to indemnify and hold harmless the Purchaser and its officers, directors and agents for any costs, liabilities or losses caused by any misstatement of material fact by such Vendor with respect to the representations and warranties contained in this Section or any other written information provided to the Purchaser by such Vendor in connection with the investment contemplated by this Agreement.

                                   Schedule 1
                         Company's Financial Statements

                                   Schedule 2
                               Company's Forecasts